Exhibit 10.13

China Xingbang Industry Group, Inc.
中国兴邦产业集团

June 13, 2011
2011年6月13日

To: Gangxian Su

Dear Mr. Su:
苏先生：

We are pleased to invite you to join the Board of Directors of China Xingbang Industry Group Inc. (the “Company”). This letter confirms our agreement with you regarding your services as a director of the Company.  Subject to your acceptance of the position, your service is to commence on June 1, 2011 (the “Commencement Date”).

我们很高兴邀请您加入China Xingbang Industry Group, Inc. （“本公司”）的董事会。此协议将确立我们之间关于您担任本公司董事的协议。由于您接受了此职位，您的任期将自2011年6月1日（ “生效之日” ）起开始。

As compensation for your services, you will receive, commencing with the Commencement Date:
(1)	an annual retainer of USD $0 per year (the “Retainer”).

作为对您的服务补偿，自生效之日起您将收到：
(1) 每年聘请费0美元(“聘请费”)。

In the event that the Board of Directors asks that you also be a member of any other committee of the Board of Directors, and should you agree to serve, you will be entitled to additional compensation for service on such other committee, as may be agreed upon between you and the Board of Directors.

如果董事会邀请您也成为董事会的其他委员会的成员，而且您也同意担任时,您将有权对您在这些委员会中执行的职务得到额外的补偿，具体事宜需由您与董事会的共同商定。

You will also be reimbursed for reasonable travel and lodging expenses incurred with the cost of attendance at any Board meeting.  You will also be eligible for any future compensatory and/or benefits plans that the Company may adopt for members of the Company’s Board of Directors or for the independent directors on the Company’s Board of Directors.  At no cost to you, the Company will be responsible for your Section 16 filings with the Securities and Exchange Commission as a director of the Company.

您也可以报销出席任何董事会会议的合理差旅和住宿的费用。您也有资格参与今后公司为董事会成员或独立董事可能采用的任何补偿和/或福利计划。公司将负责向美国证券交易委员会提交您作为公司董事的Section 16报备文件，您不需支付任何费用。

The Company represents to you all Company documents and records that are presented to you are correct, true and complete.

本公司呈交给您的所有公司文件和记录的都是正确的、真实的和完整的。

This agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the principles of conflict of laws.  The parties hereto hereby submit to the exclusive jurisdiction of the federal and state courts located in New York County in the State of New York with respect to any dispute arising under this agreement, the agreements entered into in connection herewith, or the transactions contemplated hereby or thereby.  Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.  Both parties further agree that service of process upon a party mailed by federal express (or other similar reputable courier or delivery service) shall be deemed in every respect effective service of process upon the party in any such suit or proceeding.

本协议受美国纽约州适用于在订立和全部履行在纽约的协议的相关法律管束、解释及执行，不用考虑到法律原则的冲突。因本协议或其他相关协议或相关交易产生的任何争议，各方都应遵从纽约州纽约县的联邦和州法院的独占管辖权。双方不可撤销地放弃以维持这种诉讼或行动的不方便为理由的抗辩。双方也同意，在任何诉讼中由联邦快递公司（或其他类似的有信誉的派送或快递服务）邮寄的一方诉讼文件的送达应被视为此方在各个方面都是有效的诉讼文件的送达。

If there is any conflict between the English and Chinese language within this Consulting Agreement, both parties agree that the English version shall be used as the official legal interpretation of this document. The Chinese language in this document is for reference purposes only.
 本协议的中文版如和英文版中如有任何冲突，以英文版为准。

Very truly yours,

China Xingbang Industry Group, Inc.
By its Board of Directors
By签名:
Name姓名: 姚晓宏
Title职务:Chairman

Accepted:
同意

By签名:
Gangxian Su